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                                  EXHIBIT 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS




         We consent to the incorporation by reference in the Registration Statement of IGI, Inc. on Form S-8 (No. 2-90713), the Registration Statement of IGI, Inc. on Form S-8 and S-3 (No. 33-35047), the Registration Statement of IGI, Inc. on Form S-8 and S-3 (No. 33-43212), the Registration Statement of IGI, Inc. on Form S-8 and S-3 (No. 33-47777), the Registration Statement of IGI, Inc. on Form S-3 (No. 33-54920), the Registration Statement of IGI, Inc. on Form S-8 (No. 33-58479) and the Registration Statement of IGI, Inc. on Form S-8 (No. 33-65249) of our report, dated March 27, 1996, on our audits of the consolidated financial statements and financial statement schedule of IGI, Inc. and subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 1995, which report is included in this Annual Report on Form 10-K.



COOPERS & LYBRAND L.L.P.






2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 27, 1996